EXHIBIT 10.4

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (the “Third Amendment”) is made and entered into between Dermata Therapeutics, Inc. (the “Company”) and Christopher Nardo (the “Executive”) effective as of July 1, 2022 (the “Effective Date”).

WHEREAS, Company and the Executive are parties to an Employment Agreement dated as of August 17, 2021, as amended on December 6, 2021 and January 1, 2022 (together, the “Agreement”); and

WHEREAS, the parties agree to amend the Agreement as provided herein, with the remaining terms of the Agreement remaining in full force and effect.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend the Agreement follows:

Section 2.1 in the Agreement shall be deleted and replaced in its entirety as follows:

Section 1.1.Section 2.1. Title. The Company shall employ the Executive to render full-time services to the Company on the terms and conditions hereinafter set forth. The Executive shall serve in the capacity of Senior Vice President, Chief Development Officer.

Section 2.2 in the Agreement shall be deleted and replaced in its entirety as follows:

Section 2.2 Duties. The Executive shall report to the Company’s Chief Executive Officer. The Executive agrees to perform to the best of his ability, experience and talent those acts and duties, consistent with his position as Senior Vice President, Chief Development Officer from time to time as the Company may lawfully direct. During the Term, the Executive also shall serve in such other positions or capacities as may, from time to time, be requested by the Company or any of its Affiliates.

Section 3.1(a) in the Agreement shall be deleted and replaced in its entirety as follows:

(a) Base Salary. During the Term, the Company shall pay the Executive a base salary (the “Base Salary”) at the annualized rate of $320,000, which shall be subject to customary withholdings and authorized deductions and be payable in equal installments in accordance with the Company’s customary payroll practices in place from time to time. The Executive’s Base salary shall be subject to periodic review and adjustment as the Company shall in its discretion deem appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

DERMATA THERAPEUTICS, INC.

/s/ Gerald Proehl
By: Gerald Proehl
Title: President & CEO

CHRISTOPHER NARDO

/s/ Chris Nardo

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